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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated January 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries, which are included or incorporated by reference in the Annual Report of Johnson & Johnson and subsidiaries on Form 10-K for the fiscal year ended December 29, 1996. We also consent to the reference to our firm under the captions "Certain Financial Data" and "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P
                                          COOPERS & LYBRAND L.L.P.

New York, New York
October 16, 1997